Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273881

This preliminary prospectus supplement relates to an effective registration statement filed with the U.S. Securities and Exchange Commission, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus Dated November 22, 2023)

$60,000,000

Common Shares

International Tower Hill Mines Ltd.

We are offering $60,000,000 of our common shares, no par value (“common shares”) pursuant to this prospectus supplement and the accompanying prospectus (the “offering”).

Our common shares are listed on the NYSE American (the “NYSE American”), under the symbol “THM,” and on the Toronto Stock Exchange (the “TSX”), under the symbol “ITH”. On January 21, 2026, the last reported sale price of our common shares was $2.38 per common share on the NYSE American and C$3.30 per common share on the TSX. We have applied to the NYSE American and the TSX for the listing of the common shares offered hereunder, and such listing is subject to the approval of the NYSE American and the TSX in accordance with their applicable listing requirements.

		Per Share		Total
Public Offering Price	$		$
Underwriting Discounts and Commissions(1)	$		$
Net Proceeds to the Company(2)	$		$

(1)	See “Underwriting” beginning on page S-14 for additional information regarding underwriting compensation.

(2)	After deducting underwriting discounts and commissions, but before deducting estimated expenses of the offering of $ , which will be paid from the proceeds of the offering.

We have granted the underwriters a 30-day option to purchase up to an additional common shares from us on the same terms and conditions set forth above.

We have entered into a subscription agreement with Paulson & Co. Inc. (“Paulson”), dated January 21, 2026 (the “Subscription Agreement”) pursuant to which we intend to complete a concurrent private placement of $40 million of our common shares (the “Concurrent Private Placement”) at the public offering price of this offering. The Concurrent Private Placement is expected to close concurrently with this offering and we anticipate using the net proceeds of the Concurrent Private Placement for the same purposes for which we intend to use the net proceeds from the public offering. The consummation of the Concurrent Private Placement is contingent upon the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. We cannot assure you that the Concurrent Private Placement will be completed concurrently with this offering, or at all, or on the terms described herein.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, page 1 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the common shares on or about January  , 2026 (the “Closing Date”).

Lead Bookrunning Manager

BMO Capital Markets

Prospectus Supplement dated January        , 2026

Table of Contents

Prospectus Supplement

Prospectus

We expect that delivery of the common shares will be made against payment therefor on or about the Closing Date specified on the cover page of this prospectus supplement, which will be the        business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+         .” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade common shares prior to the Closing Date may be required, by virtue of the fact that the common shares initially will settle T+          , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of common shares who wish to trade common shares prior to the Closing Date should consult their own advisors.

i

About This Prospectus Supplement

This prospectus supplement is a part of a registration statement on Form S-3 (File No. 333-273881) that we filed with the SEC on August 10, 2023 and the Amendment No. 1 to Form S-3 on Form S-3/A that we filed with the SEC on November 2, 2023 and the Amendment No. 2 to Form S-3/A that we filed with the SEC on November 22, 2023, using a shelf registration process. Under this shelf registration process, the Company may sell the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. The accompanying prospectus provides you with a general description of the securities we may offer, some of which may not apply to this offering.

This prospectus supplement provides you with specific information about the common shares we are offering. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.

This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the common shares.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we provide you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we provide to you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, when making your investment decision. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of the prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. See the section entitled “Underwriting” in this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, throughout this prospectus supplement, the words “we,” “us,” “the Company,” “ITH”, or “International Tower Hill Mines Ltd.” refer to International Tower Hill Mines Ltd. In this prospectus supplement, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

Where You Can Find More Information

This prospectus supplement forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus supplement or any other prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ithmines.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found under our profile at www.sedarplus.ca.

INFORMATION Incorporated by Reference

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede information in this prospectus supplement and information previously filed with the SEC. Therefore, before you decide to invest in this offering, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to completion of the offering of the common shares described in this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025 (our “Annual Report”);

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025;

•	Our Current Reports on Form 8-K, filed with the SEC on March 4, 2025 and June 6, 2025; and

•	The description of our securities filed as Exhibit 4.3 to our Annual Report.

You may obtain copies of any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will also provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

International Tower Hill Mines Ltd.
Attention: Corporate Secretary
1570-200 Burrard Street
Vancouver, British Columbia, Canada V6C 3L6
Telephone number: (604) 683-6332

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, and the documents we have incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. These forward-looking statements may include, but are not limited to, statements concerning:

•	the amount and proposed use of proceeds of the offering and the Concurrent Private Placement;

•	the Company’s future cash requirements, the Company’s ability to meet its financial obligations as they come due, and the Company’s ability to raise the necessary funds to continue operations on acceptable terms, if at all;

•	the Company’s ability to carry forward and incorporate into future engineering studies of the Livengood Gold Project updated mine design, production schedule and recovery concepts identified during the optimization process;

•	the Company’s potential to carry out an engineering phase that will evaluate and optimize the Livengood Gold Project configuration and capital and operating expenses, including determining the optimum scale for the Livengood Gold Project;

•	the Company’s strategies and objectives, both generally and specifically in respect of the Livengood Gold Project;

•	the Company’s belief that there are no known environmental issues that are anticipated to materially impact the Company’s ability to conduct mining operations at the Livengood Gold Project;

•	the potential for the expansion of the estimated mineral resources at the Livengood Gold Project;

•	the potential results of the Company’s ongoing antimony metallurgical studies;

•	the potential for a production decision concerning, and any production at, the Livengood Gold Project;

•	the sequence of decisions regarding the timing and costs of development programs with respect to, and the issuance of the necessary permits and authorizations required for, the Livengood Gold Project;

•	the Company’s estimates of the quality and quantity of the mineral resources at the Livengood Gold Project, including any potential for antimony recovery;

•	the timing and cost of any future exploration or development programs at the Livengood Gold Project, and the timing of the receipt of results therefrom;

•	the expected levels of overhead expenses at the Livengood Gold Project; and

•	future general business and economic conditions, including changes in the price of gold and the overall sentiment of the markets for public equity.

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	the demand for, and level and volatility of the price of, gold;

•	conditions in the financial markets generally, the overall sentiment of the markets for public equity, interest rates, currency rates, and the rate of inflation;

•	general business and economic conditions;

•	government regulation and proposed legislation (and changes thereto or interpretations thereof);

•	defects in title to claims, or the ability to obtain surface rights, either of which could affect the Company’s property rights and claims;

•	the Company’s ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Livengood Gold Project and other activities;

•	the Company’s ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Livengood Gold Project;

•	the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based;

•	the timing of the Company’s ability to commence and complete planned work programs at the Livengood Gold Project;

•	the timing of the receipt of and the terms of the consents, permits and authorizations necessary to carry out exploration and development programs at the Livengood Gold Project and the Company’s ability to comply with such terms on a safe and cost-effective basis;

•	the ongoing relations of the Company with the lessors of its property interests and applicable regulatory agencies;

•	the metallurgy and recovery characteristics of samples from certain of the Company’s mineral properties and whether such characteristics are reflective of the deposit as a whole;

•	the continued development of and potential construction of any mine at the Livengood Gold Project property not requiring consents, approvals, authorizations or permits that are materially different from those identified by the Company;

•	cyber-attacks and other security breaches of our information technology systems or those of our third-party service providers; and

•	other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report, as supplemented by our Quarterly Reports on Form 10-Q.

Statements concerning mineral resource and mineral reserve estimates may also be deemed to constitute forward-looking information to the extent that such statements involve estimates of the mineralization that may be encountered if a property is developed.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those discussed in Part I, Item 1A, Risk Factors of the Annual Report, which are incorporated herein by reference, as well as other factors described elsewhere in this report and the Company’s other reports filed with the SEC.

The Company’s forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date of this report. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Summary

The following summary highlights information contained elsewhere in this prospectus supplement, or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein or therein, carefully, including the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this prospectus supplement, and “Risk Factors” in our Annual Report, as such risk factors may be amended, updated or modified periodically in our Quarterly Reports on Form 10-Q that we file with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated herein by reference.

Overview

We are a company engaged in the acquisition and development of mineral properties. The Company currently holds or has the right to acquire interests in a development stage project in Alaska referred to as the “Livengood Gold Project.” The Company has not yet begun extraction of mineralization from the deposit or reached commercial production. The Company has a 100% interest in the Livengood Gold Project, which as of December 31, 2024, has proven and probable gold reserves of 430.1 million tonnes at an average grade of 0.65 g/tonne (9.0 million ounces) based on a gold price of $1,680 per ounce and measured and indicated mineral resources, exclusive of mineral reserves, of 274.51 million tonnes at an average grade of 0.52 g/tonne (4.62 million ounces), based on a gold price of $1,650 per ounce, both as reported in the Technical Report Summary (the “TRS”) attached as Exhibit 96.1 to the 2022 Annual Report on Form 10-K/A filed with the SEC on October 17, 2023. In addition, we have initiated a metallurgical study on antimony mineralization at the Livengood Gold Project. While more metallurgical and extensive other work will be required before any determination of the recoverability of the antimony could be established, as well as before any economic analysis or estimates of tonnage, grade or resource could be developed, initial results of the first phase of the metallurgical study supported additional testing.

Recent Developments

Concurrent Private Placement – Pursuant to the Investor Rights Agreement dated December 28, 2016 (the “Paulson IRA”), between our largest shareholder, Paulson, and the Company, Paulson has the right to participate pro rata in any equity offering by the Company. Paulson holds in the aggregate 33.8% of our outstanding common shares. Pursuant to the Subscription Agreement, Paulson has exercised its participation right in full and has agreed to purchase $40 million of our common shares in the Concurrent Private Placement at the public offering price of this offering. In addition, Paulson has expressed an interest in increasing its aggregate ownership of our common shares and may continue to purchase additional common shares through privately negotiated transactions with individual investors or in the open markets, subject to regulatory considerations.

We anticipate using the net proceeds of the Concurrent Private Placement for the same purposes for which we intend to use the net proceeds from this offering. The Concurrent Private Placement is expected to close at the same time as the public offering. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. The sale of the common shares in the Concurrent Private Placement will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such shares will be subject to a lock-up agreement with the underwriters (as defined herein). We cannot assure you that the Concurrent Private Placement will be completed concurrently with this offering, or at all, or on the terms described herein.

Corporate Information

We were incorporated under the Company Act (British Columbia) under the name “Ashnola Mining Company Ltd.” on May 26, 1978. ITH’s name was changed to “Tower Hill Mines Ltd.” on June 1, 1988, and subsequently changed to “International Tower Hill Mines Ltd.” on March 15, 1991. ITH has been transitioned under, and is now governed by, the Business Corporations Act (British Columbia). The head office and principal executive address of ITH is located at 200 Burrard Street, Suite 1570, Vancouver, British Columbia, Canada V6C 3L6, and its registered and records office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, Canada V6E 0C5.

The Offering

Issuer	International Tower Hill Mines Ltd.
Common Shares Offered by Us	common shares.
Issue Price	$ per common share.
Common Shares Outstanding After the Offering	common shares.
Concurrent Private Placement

Concurrently with the offering, we intend to complete the Concurrent Private Placement of                              common shares at a price equal to the public offering price for gross proceeds of approximately $40 million with Paulson. See   “Summary—Concurrent Private Placement” and “Concurrent Private Placement” for a description of the Concurrent Private Placement.

After giving effect to the offering and the Concurrent Private Placement,          common shares (or              common shares if the underwriters exercise in full their option to purchase additional common shares in this offering) would be outstanding.

Use of Proceeds	We intend to use the net proceeds from this offering and the Concurrent Private Placement to fund the exploration and development of the Livengood Gold Project, including drilling, metallurgical studies, feasibility studies, technical studies, baseline environmental studies, detailed engineering in support of permitting, permitting, legal support, community engagement, mineral lease and land payments, acquisitions and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement.
Risk Factors	Before deciding to invest in our common shares, you should carefully review “Risk Factors” beginning on page S-7 of this prospectus supplement, the “Risk Factors” sections in our Annual Report and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein as well as “Risk Factors” in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Lock-up	We, our directors and executive officers and Paulson have entered into lock-up agreements with the underwriters which, subject to limited exceptions, restrict us and such persons from engaging in certain transactions in our securities until the termination of applicable lock-up periods. See “Underwriting” for further discussion.
NYSE American and TSX Ticker Symbols	“THM” and “ITH”

Risk Factors

Investing in our common shares involves a high degree of risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report, as updated and supplemented from time to time, and in our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of our common shares. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the common shares. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in our Annual Report and any subsequent Quarterly Reports filed on Form 10-Q, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common shares.

Risks Related to This Offering

You may lose some or all of your investment in the Company.

An investment in the common shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.

We will have broad discretion in the use of the net proceeds from this offering and the Concurrent Private Placement and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and the Concurrent Private Placement, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in any certain manner. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering or the Concurrent Private Placement in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. Further, our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

You may experience future dilution as a result of future equity offerings, including as a result of the Concurrent Private Placement, or if we issue common shares subject to options, warrants, stock awards or other arrangements.

In order to raise additional capital, we may in the future offer additional common shares, including as a result of the Concurrent Private Placement, or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per common share in this offering. We may sell common shares or other securities in any other offering at a price per common share that is less than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The sale of additional common shares or other securities convertible into or exchangeable for common shares would dilute all of our shareholders. The price per common share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per common share paid by investors in this offering. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may also adversely affect prevailing market prices for the common shares. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the common shares. See “Dilution” for additional information.

The trading price for the Company’s securities is volatile.

The market prices for the securities of mining companies, including the Company, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. In addition, because of the nature of the Company’s business, certain factors such as the Company’s announcements and the public’s reaction, operating performance and the performance of competitors and other similar companies, fluctuations in the market prices of the Company’s resources, government regulations, changes in estimates or recommendations by research analysts who track the Company’s securities or securities of other companies in the resource sector, general market conditions, announcements relating to litigation, the arrival or departure of key personnel and the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements” can have an adverse impact on the market price of the common shares.

Any negative change in the public’s perception of our prospects could cause the price of our securities, including the price of the common shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of mining companies in general could depress the price of our securities, including the price of the common shares, regardless of the Company’s results. Following significant declines in the market price of securities, securities class-action litigation is often instituted.

The market price of the common shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the common shares and the attractiveness of alternative investments.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

The Company cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the common shares. Sales of a substantial number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities.

We cannot predict the effect that future sales of our common shares would have on the market price of our common shares. The price of the common shares could be affected by possible sales of the common shares by hedging or arbitrage trading activity. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share. See “Dilution” for additional information.

We have no history of paying dividends, do not expect to pay dividends in the immediate future and may never pay dividends.

Since incorporation, neither the Company nor any of our subsidiaries have paid any cash or other dividends on its common shares, and we do not expect to pay such dividends in the foreseeable future, as all available funds will be invested primarily to finance its mineral exploration programs.

Our largest shareholder has significant influence on us and may also affect the market price and liquidity of our securities.

Paulson holds in the aggregate 33.8% of the outstanding common shares in the Company as of January 21, 2026. After giving effect to this offering and the Concurrent Private Placement, Paulson will hold ____% and Electrum will hold _____% of the outstanding common shares of the Company. In addition, Paulson has expressed an interest in increasing its aggregate ownership of our common shares and may continue to purchase additional common shares through privately negotiated transactions with individual investors or in the open markets, subject to regulatory considerations. Accordingly, Paulson will continue to have significant influence, and Electrum will have considerable influence, in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, and the sale of all or substantially all of our assets and other significant corporate actions. The concentration of ownership of the common shares by Paulson and Electrum may: (i) delay or deter a change of control of the Company; (ii) deprive shareholders of an opportunity to receive a premium for their common shares as part of a sale of the Company; and (iii) affect the market price and liquidity of the common shares. Pursuant to the terms of the Paulson IRA, Paulson has the right to designate two members of the board of directors of the Company (the “Board”) so long as Paulson holds not less than 20% of our common shares and the right to designate one Board member so long as Paulson holds not less than 10% of our common shares. Marcelo Kim is Paulson’s nominee to the Board and Marcelo Kim was appointed Chairman of our Board in December of 2016.

As long as Paulson maintains its shareholdings in the Company, Paulson will have significant influence in determining the members of the Board. Without the consent of Paulson, we could be prevented from entering into transactions that are otherwise beneficial to us. The interests of Paulson may differ from or be adverse to the interests of our other shareholders. The effect of these rights and Paulson’s influence may impact the price that investors are willing to pay for our common shares. If Paulson or its affiliates sell a substantial number of our common shares in the public market, the market price of the common shares could fall. The perception among the public that these sales will occur could also contribute to a decline in the market price of our common shares.

Additionally, under the terms of the Paulson IRA, Paulson has the right to participate pro rata in any equity offering by the Company, subject to certain exceptions. Electrum has a similar participation right under the Subscription Agreement, dated March 13, 2018, between Electrum Strategic Opportunities Fund II, L.P. and the Company.

Risks Related to Our Business

We do not currently have sufficient funds or committed financing necessary to commence construction of the Livengood Gold Project, and we may be unable to raise the necessary funds.

According to the TRS, as of December 31, 2023, the total initial capital cost estimate for the Livengood Gold Project was approximately $1.93 billion. Although we have not updated our capital cost estimates as of December 31, 2023, based on inflation and increased financing costs since 2023, we expect the actual cost estimates to be higher than the 2023 estimate. These cost estimates may change materially due to inflation, competition or other unforeseen challenges at the Livengood Gold Project site.

We do not currently have sufficient funds or committed financing to commence construction of the Livengood Gold Project. Our ability to obtain sufficient funds or committed financing may be impacted by various factors, including, but not limited to, our ability to raise additional funds at acceptable rates or at all; unfavorable interest rates; the incurrence of additional debt, which may be subject to certain restrictive covenants; dilution resulting from additional equity financing; our ability to control certain property as a result of our entry into joint ventures or other similar arrangements; and the loss of certain economic benefits of our property as a result of our entry into royalty agreements.

Our failure to obtain sufficient financing could result in the delay or indefinite postponement of exploration, permitting, development, construction, or production at the Livengood Gold Project. The cost and terms of such financing may significantly reduce the expected benefits from development of the Livengood Gold Project and/or render such development uneconomic. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable. Our failure to obtain financing could have a material adverse effect on our growth strategy and results of operations and financial condition.

Our business could be negatively impacted by inflationary pressures, which may increase our operating costs and decrease our access to capital required to operate our business.

Higher than usual inflation remains a concern, as do interest rates in the U.S. and other regions. A sustained increase in inflation may continue to increase our costs for labor, services, and materials, which, in turn, could cause our operating costs and capital expenditures to increase materially and may have an adverse effect on our results of operations and financial condition.

In addition, continued volatility in financial markets, uncertainty around future monetary policy, and any renewed increase in inflationary pressures may further heighten these risks. Although interest rates are declining, they are still relatively high compared to recent years. While the Federal Reserve reduced benchmark interest rates in late 2025, the continuation of rates at the current level could have the effects of raising the cost of capital and depressing economic growth, either of which—or the combination thereof—could delay or deter our development of the Project.

Changes in U.S. administrative policy, including the imposition of or increases in tariffs on raw materials, changes to existing trade agreements and any resulting changes in international trade relations, may have an adverse effect on us.

Political and trade relations between the U.S. and countries in our supply chain, as well as changes to trade policies (including the imposition of tariff rates and customs duties), and other macroeconomic issues could adversely impact our business. The U.S. administration has imposed tariffs on certain products imported into the U.S. with other countries of origin, and certain of these countries have imposed tariffs in response to actions of the U.S.. Any escalation of trade tensions, additional tariffs, retaliatory measures by foreign governments or shifts in U.S. or international trade policies could increase the cost and limit the availability of the raw materials and equipment necessary for the exploration, development, and potential construction of the Livengood Gold Project. Given the relatively fluid regulatory environment in the U.S. and uncertainty regarding future actions of the U.S. government or other foreign governments with respect to tariffs and international trade agreements and policies, a trade war, further governmental action related to tariffs or international trade policies, or additional tax or other regulatory changes in the future could directly and adversely impact our financial results and ability to progress the Project.

We believe that we likely were a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes during the year ended December 31, 2024, and we expect that we will be a PFIC during the year ended December 31, 2025, and that we may be a PFIC in subsequent years.

The determination of whether or not the Company is a PFIC is a factual determination dependent on a number of factors that cannot be made until the close of the applicable tax year. Accordingly, no assurances can be given regarding the Company’s PFIC status for the current year or any future year. If the Company is a PFIC at any time during a U.S. Holder’s holding period, then certain different and potentially significant adverse tax consequences could apply to such U.S. Holder’s acquisition, ownership and disposition of common shares. See “Material U.S. Federal Income Tax—Passive Foreign Investment Company Rules.”

Capitalization

The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2025, on an:

•	actual basis;

•	as adjusted to give effect to this offering and the Concurrent Private Placement, assuming no exercise of the option and before deducting the underwriting discount and estimated expenses payable by the Company in this offering and the Concurrent Private Placement.

This table should be read together with our historical financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$2,277,809	$102,277,809
Liabilities:
Prepaid expenses and other	$199,043	199,043
Current Liabilities
Accounts payable	$80,018	$80,018
Accrued liabilities	$220,420	$220,420
Total Liabilities	$300,438	$300,438
Equity:
Contributed surplus	$37,482,362	$37,482,362
Accumulated other comprehensive income	$1,586,389	$1,586,389
Deficit	$(276,490,607)	$(276,490,607)
Total Shareholders’ Equity	$57,559,003	$57,559,003
Total Capitalization	$57,859,441	$157,859,441

DILUTION

Dilution represents the difference between the amount per common share paid by purchasers of common shares in this offering and the as-adjusted net tangible book value per common share immediately after this offering. The data in this section are derived from our balance sheet as of September 30, 2025. Net tangible book value per common share is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of common shares outstanding as of September 30, 2025, excluding common shares underlying outstanding options and deferred share units (“DSUs”). Our net tangible book value as of September 30, 2025 was $57,559,003, or $0.28 per common share.

We present dilution on a pro forma as-adjusted basis to give effect to our receipt of the estimated net proceeds from the sale of common shares in this offering and the Concurrent Private Placement, based on a public offering price of $           per common share and after deducting the underwriting discounts and commissions in the public offering and estimated offering expenses payable by us. On a pro forma as-adjusted basis, our net tangible book value as of September 30, 2025 would have been $           million, or $            per common share. This represents an immediate increase in pro forma as-adjusted net tangible book value to existing shareholders of $           per common share and immediate dilution in pro forma as-adjusted net tangible book value to purchasers of common shares in this offering of $           per common share. The following table illustrates this dilution per common share:

Public offering price per common share		$
Net tangible book value per common share as of September 30, 2025	$
Increase in pro forma net tangible book value per common share attributable to existing shareholders	$
Pro forma as-adjusted net tangible book value per common share immediately after this offering		$
Dilution per common share to purchasers of common shares in this offering		$

If the underwriters fully exercise their option to purchase additional common shares, the pro forma as-adjusted net tangible book value after this offering would increase by approximately $           per common share, and the dilution would decrease by approximately $           per common share to purchasers of common shares in this offering.

The number of common shares shown above to be outstanding immediately after this offering and the Concurrent Private Placement is based on the 207,885,473 common shares outstanding as of January 19, 2026 and excludes the following:

•	1,240,000 common shares issuable pursuant to options outstanding as of September 30, 2025 with a weighted average exercise price of C$ 0.38 per common share; and

•	up to 3,476,102 common shares underlying outstanding DSUs granted as of September 30, 2025.

Use of Proceeds

The Company estimates the net proceeds from this offering and the Concurrent Private Placement will be approximately $      million, after deducting the underwriting discount and estimated expenses payable by the Company in this offering and the Concurrent Private Placement. If the underwriters exercise their option to purchase additional shares in full, we estimate the net proceeds we receive from this offering and the Concurrent Private Placement will be approximately $    million, after deduction underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering and the Concurrent Private Placement to fund the exploration and development of the Livengood Gold Project, including drilling, metallurgical studies, feasibility studies, technical studies, baseline environmental studies, detailed engineering in support of permitting, permitting, legal support, community engagement, mineral lease and land payments, acquisitions and general corporate purposes, allocated approximately $50 million for feasibility and technical studies, $35 million for permitting and community engagement, and $12 million for corporate G&A and general corporate purposes.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short and intermediate term, interest bearing obligations, investment grade institutions, certificates of deposit or direct guaranteed obligations of the U.S. government.

Underwriting

We are offering our common shares described in this prospectus supplement and the accompanying prospectus through the underwriters named below. BMO Capital Markets Corp. (“BMO”) is acting as representative of the underwriters named below. We have entered into an underwriting agreement with the representative, on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of common shares listed next to its name in the following table.

Underwriter	Number of shares
BMO Capital Markets Corp

Total

The offering is being made in the United States. Our common shares will be offered in the United States through those underwriters who are registered to offer the common shares for sale in the United States and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters, or such other registered dealers or other entities outside the United States that are affiliates of the underwriters as may be designated by the underwriters, may offer the common shares outside of the United States. Pursuant to the underwriting agreement, the underwriters also have the right to arrange for a portion of the common shares to be purchased by substituted purchasers in any of the provinces and territories of Canada pursuant to a private placement in compliance with Canadian securities laws.

The underwriting agreement provides for a firm commitment underwriting, and the underwriters (or the substituted purchasers) must buy all of the common shares if they buy any of them. However, the underwriters are not required to pay for the common shares covered by the underwriters’ option to purchase additional common shares described below.

Our common shares are offered subject to a number of conditions, including:

•	receipt and acceptance of our common shares by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

The obligation of the underwriters under the underwriting agreement may also be terminated at their discretion upon the occurrence of certain stated events, including, without limitation: a material adverse change in our business that makes it impractical or inadvisable to proceed with the offering; a suspension or material limitation of trading generally on certain securities markets; a suspension or material limitation in trading in our common shares on the NYSE American or the TSX; a general moratorium on commercial banking activities; and an outbreak or escalation of hostilities or acts of terrorism or any other calamity or crisis or any change in financial, political or economic conditions, in each case that makes it impractical or inadvisable to proceed with the offering.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to purchase additional common shares

We have granted the underwriters an option to buy up to an aggregate of      additional common shares. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional common shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The underwriters are purchasing the common shares at a price of $          per common share. Common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. The difference between the price at which the underwriters purchase the common shares and the price at which the underwriters resell such common shares may be deemed underwriting compensation. Any common shares sold by the underwriters to securities dealers may be sold at a discount of up to $           per common share from the public offering price. After the initial offering of the common shares to the public, BMO may change the offering price and the other selling terms at any time and without notice.

The following table shows the per common share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to           additional common shares.

	No Exercise	Full exercise
Per common share	$	$
Total	$	$

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriters for expenses relating to any filings made with the Financial Industry Regulatory Authority (“FINRA”) and Canadian regulatory authorities and certain expenses relating to blue sky securities laws and to reimburse the underwriters for 50% of the fees and expenses of counsel to the underwriters up to an aggregate amount of $250,000.

No Sales of Similar Securities

We have agreed that we shall not, without the prior written approval of BMO, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our common shares or securities convertible into or exchangeable or exercisable for our common shares. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement.

These restrictions do not apply to the following transactions by us: (1) the issuance of common shares to be sold under this prospectus supplement and in the Concurrent Private Placement; (2) issuances of common shares upon the exercise of options, rights or warrants, the conversion of outstanding securities or the vesting of restricted share units; (3) the issuance of common shares, options or other awards pursuant to employee benefit plans described elsewhere in this prospectus supplement or in documents incorporated by reference in this prospectus supplement; (4) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of equity incentive plans described elsewhere in this prospectus supplement or in documents incorporated by reference in this prospectus supplement; (5) the issuance of common shares or any securities convertible into, or exchangeable for, common shares in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) provided that the aggregate number of common shares that may be issued pursuant to this clause (5) shall not exceed 2% of the total number of common shares outstanding after the completion of this offering and each recipient of common shares issued pursuant to this clause (5) agrees to be bound by the terms of a lock-up agreement; and (6) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that such plan does not permit the transfer of common shares during the lock-up period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the lock-up period.

Our executive officers and directors and Paulson have entered into lock-up agreements with the underwriters. Under these agreements, each of these persons may not, and shall not cause any direct or indirect affiliate to, without the prior written approval of BMO, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our common shares or securities convertible into or exchangeable or exercisable for our common shares. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement.

The lock-up agreement does not apply, subject to certain conditions to the following transactions by such persons:

i.	transfers of common shares as a bona fide gift or gifts;

ii.	transfers or dispositions of common shares to any trust for the direct or indirect benefit of the holder or any member of the immediate family of the holder;

iii.	transfers or dispositions of common shares to any of the holder’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or shareholders;

iv.	transfers of common shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of a holder;

v.	transfers or dispositions of common shares acquired by a holder in this offering or in open market purchases after the completion of this offering;

vi.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not permit the sale or other disposition of common shares during the lock-up period;

vii.	the exercise of share options granted pursuant to the Company’s equity incentive plans (including by “net” or “cashless exercise”), or warrants, or conversion of any securities that are outstanding on the date of this prospectus supplement, provided that such restrictions shall apply to any of the holder’s common shares issued upon such exercise;

viii.	the transfer of common shares from the holder to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase common shares of the Company by the holder, in each case on a “cashless” or “net exercise” basis, or the transfer or sale of common shares to cover tax withholding obligations of the holder in connection with such vesting or exercise;

ix.	transfers of common shares or any securities convertible into or exercisable or exchangeable for common shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s restricted securities shall remain subject to the restrictions contained in the lock-up agreement; and

x.	transfers of common shares or any securities convertible into or exercisable or exchangeable for common shares by operation of law to a spouse, former spouse, domestic partner, former domestic partner, child or other dependent pursuant to a qualified domestic order or in connection with a divorce settlement;

provided, however that, among other things, in the case of (i), (ii), (iii), (iv) or (x) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth in the lock-up agreement during the lock-up period.

At any time, BMO may, in its sole discretion, release some or all the securities from these lock-up agreements.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act and under Canadian securities laws. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Transfer Agent and Registrar

Computershare Trust Company N.A. is the transfer agent and registrar for our common shares. Computershare Investor Services Inc. is the Canadian co-transfer agent and registrar for our common shares.

Exchanges

Our common shares are listed on the NYSE American under the symbol “THM” and on the TSX under the symbol “ITH.”

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common shares during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common shares. These transactions may also include making short sales of our common shares, which involve the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional common shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option to purchase additional common shares, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option to purchase additional common shares.

The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchased in this offering. Any naked short position would form part of the underwriters’ over-allocation position.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased common shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the NYSE American, the TSX, other stock exchanges, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the common shares.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided and may from time to time in the future engage with us and perform a variety of these services for us and for persons and entities with relationships with us in the ordinary course of their business for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans), for their own account and for the accounts of their customers, and such investment and securities activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also make independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of these assets, securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these assets, securities and instruments.

Notice to Investors

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of common shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common shares may only be made to persons, or to the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Canada

The common shares may be sold to purchasers in Canada on a private placement basis only and in accordance with the prospectus exemptions under National Instrument 45-106 Prospectus Exemptions. Any resale of the common shares in Canada must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to prospective investors in Hong Kong

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Our common shares may not be offered or sold in Hong Kong by means of this prospectus or any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the offer of common shares which is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our common shares.

Accordingly, our common shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our common shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our common shares. Our common shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our common shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our common shares. Our common shares may only be transferred en bloc without subdivision to a single investor.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1) (a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that our common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in our common shares described herein. Our common shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading venue in Switzerland. Neither this document nor any other offering or marketing material relating to our common shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading venue in Switzerland, and neither this document nor any other offering or marketing material relating to our common shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, none of our common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”), provided that no such offer of our common shares shall require the company, any selling stockholder or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase or subscribe for any of our common shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This document is being distributed in the United Kingdom only to, and is directed only at, persons who are “qualified investors” and who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities and other persons to whom it may lawfully be communicated within Article 49(2)(a) to (d) of the Order (all such persons together being “relevant persons”). Any investment activity to which this document relates will only be engaged in with relevant persons and no person who is not a relevant person may act or rely on this document or any of its contents.

Accordingly, each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares, from or otherwise involving the United Kingdom.

CONCURRENT PRIVATE PLACEMENT

Pursuant to the Paulson IRA, Paulson has the right to participate pro rata in any equity offering by the Company. As of the date hereof, Paulson holds in the aggregate 33.8% of our outstanding common shares. Pursuant to the Subscription Agreement, Paulson has exercised its participation right in full and has agreed to purchase $40 million of our common shares in the Concurrent Private Placement at the public offering price of this offering.

We anticipate using the net proceeds of the Concurrent Private Placement for the same purposes for which we intend to use the net proceeds from the public offering. We will not pay any underwriting discounts or commissions with respect to the common shares that are sold in the Concurrent Private Placement and will receive all proceeds therefrom. The Concurrent Private Placement is expected to close at the same time as the public offering. The consummation of the Concurrent Private Placement is subject to customary closing conditions, including the completion of this offering, but this offering is not contingent upon the consummation of the Concurrent Private Placement. The sale of the common shares in the Concurrent Private Placement will be made in reliance on an exemption from the registration requirements of the Securities Act, and such shares will be subject to a lock-up agreement with the underwriters (as defined herein), as described under the heading “Underwriting.” We cannot assure you that the Concurrent Private Placement will be completed concurrently with this offering, or at all, or on the terms described herein. See “Summary — Concurrent Private Placement” for additional information.

Material United States Federal Income Tax Consequences

The following is a discussion of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of acquiring, owning, and disposing of our common shares. This discussion does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular investor’s decision to acquire our common shares, including any state, local or non-U.S. tax consequences of acquiring, owning, and disposing of common shares. This discussion applies only to those U.S. Holders that hold our common shares as capital assets for U.S. tax purposes (generally, for investment and not in connection with the carrying on of a trade or business) and does not address all aspects of U.S. federal income tax law that may be relevant to investors that are subject to special or different treatment under U.S. federal income tax law, including, for example, a holder liable for the alternative minimum tax or a holder that actually or constructively owns 10% or more by voting power or value of our common shares. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations, published rulings and other administrative guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect on the date hereof. These laws are subject to change or differing interpretation by the IRS or a court, possibly on a retroactive basis. This discussion also assumes that the Company is not, and will not become, a controlled foreign corporation (“CFC”) as defined in the Code.

This discussion does not address estate and gift tax, any U.S. federal tax other than income tax, or tax consequences under any state, local or foreign laws.

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common shares, the U.S. tax treatment of the partnership and a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of our common shares that is a partnership and partners in such a partnership should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning, or disposing of common shares.

THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

Distributions

Subject to the passive foreign investment company rules discussed below, should a distribution be made, a U.S. Holder must include in gross income as dividend income the gross amount of any distribution paid on our common shares (including the amount of any non-U.S. taxes withheld from such amount), to the extent such distribution is paid out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will first be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its common shares and thereafter as gain from the sale or exchange of common shares. See “Sale, Exchange, or Other Disposition of Common Shares” below.

A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. See the discussion below regarding our passive foreign investment company status under “Passive Foreign Investment Company Rules.” Dividends received by U.S. Holders that are individuals, estates, or trusts will be taxed at preferential rates if such dividends meet the requirements of “qualified dividend income.” Dividends that fail to meet such requirements, and dividends received by corporate U.S. Holders, are taxed at ordinary income rates. In order for dividends to qualify as “qualified dividend income,” an entity must be considered a “qualified foreign corporation” and certain other requirements must be met. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the US Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The US Treasury Department has determined that the income tax treaty between the United States and Canada meets these requirements, and the company believes that it is eligible for the benefits of this treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares that are readily tradeable on an established securities market in the United States. US Treasury guidance indicates that the company’s common shares will be readily tradeable on an established securities market in the United States; however, there could be no assurance that the common shares will be considered readily tradeable on an established securities market in the United States in future years. Dividends received by U.S. Holders from a foreign corporation that was a passive foreign investment company in either the taxable year of the distribution or the preceding taxable year will not constitute dividends eligible for the reduced rates of taxation described above. Instead, such dividends would be subject to tax at ordinary income rates and to additional rules described below under “Passive Foreign Investment Company Rules.” In the case of a corporate U.S. Holder, dividends received generally will not be eligible for the dividends-received deduction.

Subject to complex limitations and conditions, Canadian dividend withholding tax paid at the appropriate rate applicable to the U.S. Holder may be eligible for a credit against the U.S. Holder’s U.S. federal income tax liability. Dividends paid on our common shares will generally be treated as foreign source income for U.S. foreign tax credit purposes. However, if 50% or more of our equity (based on voting power or value) is treated as held by U.S. persons, we will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to our non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to our U.S. source earnings and profits. Foreign tax credits are generally subject to various classifications and other limitations. The rules relating to computing foreign tax credits are complex. U.S. Holders should consult their own tax advisors to determine the foreign tax credit implications of owning common shares.

Sale, Exchange, or Other Taxable Disposition of Common Shares

Subject to the passive foreign investment company rules discussed below, a U.S. Holder that sells or otherwise disposes of its common shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the U.S. dollar value of the amount realized on the sale or disposition and (ii) the tax basis, determined in U.S. dollars, of such common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of sale, exchange, or other disposition. Long-term capital gains of individuals are generally subject to preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Rules

If the Company is considered a “passive foreign investment company” for U.S. federal income tax purposes at any time during a U.S. Holder’s holding period, then certain potentially adverse tax consequences apply to such U.S. Holder’s acquisition, ownership, and disposition of common shares. In general, a non-U.S. corporation will be a PFIC in any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income for the taxable year is passive income; or (2) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), and the excess of gains over losses from the disposition of certain assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and receiving directly its proportionate share of the other corporation’s income.

We believe that we likely were a PFIC for U.S. federal income tax purposes during the year ended December 31, 2024, and we expect that we will be a PFIC during the year ended December 31, 2025, and that we may be a PFIC in subsequent years. The determination of whether or not the Company is a PFIC is a factual determination dependent on a number of factors that cannot be made until the close of the applicable tax year. Accordingly, no assurances can be given regarding the Company’s PFIC status for the current year or any future year. The Company’s status as a PFIC can have significant adverse tax consequences for a U.S. Holder if we are a PFIC for any year during such U.S. Holder’s holding period.

A U.S. Holder that holds common shares while the Company is a PFIC may be subject to increased tax liability upon the sale, exchange, or other disposition of its common shares or upon the receipt of certain distributions, regardless of whether the Company is a PFIC in the year in which such disposition or distribution occurs. These adverse tax consequences include:

•	“Excess distributions” by the Company are subject to the following special rules. An excess distribution generally is the excess of the amount a PFIC distributes to a shareholder during a taxable year over 125% of the average amount it distributed to the shareholder during the three preceding taxable years or, if shorter, the part of the shareholder’s holding period before the taxable year. Distributions with respect to our common shares during the taxable year to a U.S. Holder that are excess distributions must be allocated rateably to each day of the U.S. Holder’s holding period. The amounts allocated to the current taxable year and to taxable years prior to the first year in which the Company was classified as a PFIC are included as ordinary income in a U.S. Holder’s gross income for that year. The amount allocated to each other prior taxable year is taxed as ordinary income at the highest tax rate in effect for the U.S. Holder in that prior year (without offset by any net operating loss for such year) and the tax is subject to an interest charge at the rate applicable to deficiencies in income taxes (the “special interest charge”).

•	The entire amount of any gain realized upon the sale or other disposition of our common shares will be treated as an excess distribution made in the year of sale or other disposition and as a consequence will be treated as ordinary income and, to the extent allocated to years prior to the year of sale or disposition, will be subject to the special interest charge described above.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

While there are certain U.S. federal income tax elections (described below) that can be made to mitigate the adverse tax consequences described above, such elections are only available in limited circumstances and must be made in a timely manner. These rules are very complex and U.S. Holders are urged to consult their own tax advisers regarding the potential of making an election to mitigate the adverse consequences described above of the Company being classified as a PFIC.

Qualifying Electing Fund (“QEF”) Election. A U.S. Holder of stock in a PFIC, including the Company, may make a QEF election with respect to such PFIC to elect out of the tax treatment discussed above. Generally, a QEF election should be made with the filing of a U.S. Holder’s U.S. federal income tax return for the first taxable year for which both (i) the U.S. Holder holds common shares, and (ii) the Company was a PFIC. A U.S. Holder that timely makes a valid QEF election with respect to a PFIC will generally include in gross income for a taxable year (i) as ordinary income, such holder’s pro rata share of the Company’s ordinary earnings for the taxable year, and (ii) as capital gain, such holder’s pro rata share of the Company’s net capital gain for the taxable year, regardless of whether such amounts, or any other amounts, are distributed to such U.S. Holder by the Company. A U.S. Holder that makes a QEF Election generally may (a) receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) adjust its tax basis in the common shares, increasing the basis to reflect amounts included in income or decreasing the basis to reflect any amount allowed as an untaxed distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares. However, the QEF election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. There can be no assurance that the Company will provide U.S. Holders with the information required for them to make a QEF election.

Deemed Sale Election. If the Company is a PFIC for any year during which a U.S. Holder holds common shares, but the Company ceases in a subsequent year to be a PFIC, then a U.S. Holder may make a deemed sale election for such subsequent year in order to avoid the adverse PFIC tax treatment described above that would otherwise continue to apply because of the Company’s having previously been a PFIC. If such election is timely made, the U.S. Holder would be deemed to have sold the common shares held by the holder at their fair market value, and any gain from such deemed sale would be taxed as an excess distribution (as described above). The basis of the common shares would be increased by the gain recognized, and a new holding period would begin for the common shares for purposes of the PFIC rules. The U.S. Holder would not recognize any loss incurred on the deemed sale, and such a loss would not result in a reduction in basis of the common shares. After the deemed sale election, the U.S. Holder’s common shares with respect to which the deemed sale election was made would not be treated as shares in a PFIC, unless the Company subsequently becomes a PFIC.

Mark-to-Market Election. Alternatively, a U.S. Holder of “marketable stock” (as defined in the applicable Treasury regulations) in a PFIC may make a mark-to-market election for such stock to elect out of the adverse PFIC tax treatment discussed above. If a U.S. Holder makes a mark-to-market election for shares of marketable stock, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the shares as of the close of the holder’s taxable year over the holder’s adjusted basis in such shares. A U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares included in the holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares, as well as to any loss realized on the actual sale or disposition of the shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares. A U.S. Holder’s basis in the shares will be adjusted to reflect any such income or loss amounts. However, the special interest charge and related adverse tax consequences described above for non-electing holders may continue to apply on a limited basis if the U.S. Holder makes the mark-to-market election after such holder’s holding period for the shares has begun.

Because our common shares are regularly traded on TSX, the NYSE American, and the Frankfurt Stock Exchange, we anticipate that our common shares will be classified as “marketable stock.” No assurances can be given, however, that our common shares are or will be marketable stock.

Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund). If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, such U.S. Holder will be required to file an annual information report with such U.S. Holder’s U.S. Federal income tax return on IRS Form 8621.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common shares in the event the Company is a PFIC at any time during the holding period for such common shares.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income for the taxable year over a certain threshold (which in the case of an individual will be $200,000 or $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include dividend income and net gains from the disposition of common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are urged to consult their own tax advisors regarding the applicability of the Medicare tax in respect of their investment in our common shares.

Disclosure Requirements for Specified Foreign Financial Assets

U.S. Holders (including certain domestic corporations, partnerships, and trusts that are considered formed or availed of for the purpose of holding, directly or indirectly, “specified foreign financial assets,” referred to as “specified domestic entities” in applicable United States Treasury regulations) that, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. The term “specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution, which may include common shares if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply with this reporting and filing requirement. U.S. Holders should consult their own tax advisors as to the possible application to them of these requirements.

Receipt of Foreign Currency

Generally, amounts received by a U.S. Holder in foreign currency (including distributions paid in foreign currency to a U.S. Holder in connection with the ownership of common shares or on the sale, exchange, or other disposition of common shares) will be equal to the U.S. dollar value of such foreign currency based on the applicable exchange rate on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting form the conversion of the foreign currency will be treated as U.S. source ordinary income or loss. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Information Reporting and Backup Withholding

Payments made within the United States or by a U.S. payor or U.S. middleman, of dividends on, and/or proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax (currently at a 24% rate) if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Acquiring, owning, or disposing of our common shares may have tax consequences under the laws of the United States and Canada that are not described in this prospectus supplement. Shareholders are solely responsible for determining the tax consequences applicable to their particular circumstances and should consult their own tax advisors concerning an investment in the Company’s common shares.

Material Canadian Federal Income Tax Considerations

Subject to the limitations and qualifications stated herein, the following summary is, as of the date of this prospectus supplement, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to an investor who acquires, as beneficial owner, a common share pursuant to the offering and who, for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold (and is not deemed to use or hold) the common shares in carrying on a business in Canada (iii) deals at arm’s length with the Company, (iv) is not “affiliated” (within the meaning of the Tax Act) with the Company, underwriters or any subsequent purchaser of common shares and (v) acquires and holds the common shares as capital property (a “Holder”). Generally, the common shares will be considered to be capital property to a Holder thereof provided that the Holder does not use or hold the common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer carrying on business in Canada and elsewhere or is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) and all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted as proposed; however, no assurance can be given that the Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not, is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rate quoted by the Bank of Canada for the date such amounts arise or such other rate of exchange as is acceptable to the CRA.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Holder by the Company on any common shares will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless such rate is reduced by the terms of an applicable income tax treaty or convention. For example, under the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the United States for purposes of the Canada-U.S. Treaty, is the beneficial holder of the dividends, and is fully entitled to benefits under the Canada-U.S. Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company's voting shares).

Dispositions of Common Shares

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common share constitutes “taxable Canadian property” to the Holder for purposes of the Tax Act at the time of disposition, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention.

Provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NYSE American), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60-month period immediately preceding the disposition of such common shares, as applicable, the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of shares of the Company were owned by one or any combination of (a) the Holder, (b) persons with whom the Holder did not deal at arm’s length for purposes of the Tax Act, or (c) partnerships in which persons referred to in (a) or (b) hold a membership interest (directly or indirectly through one or more partnerships); and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option in respect of, an interest in, or for civil law a right in such properties, whether or not such property exists.

Even if a common share is “taxable Canadian property” to a Holder, such Holder may be exempt from tax under the Tax Act on the disposition of such common share by virtue of an applicable income tax treaty or convention.

A Holder whose common shares are taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

Legal Matters

Certain legal matters in connection with the offering will be passed upon by McCarthy Tetrault LLP, Vancouver, British Columbia, with respect to Canadian legal matters. Hunton Andrews Kurth LLP, Dallas, Texas, represented the company with respect to U.S. legal matters. Paul, Weiss, Rifkind, Wharton & Garrison LLP represented the underwriters with respect to U.S. legal matters.

Experts

The financial statements of the Company incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Davidson & Company LLP, Chartered Professional Accountants, Vancouver, British Columbia, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Information relating to the Company’s Livengood Gold Project incorporated herein by reference is derived from the technical report entitled “S-K 1300 Technical Report Summary Pre-feasibility Study of the Livengood Gold Project” with an effective date of October 29, 2021 and an original signing date of February 23, 2022 and an amended signing date of October 13, 2023 prepared by BBA USA Inc., NewFields Mining Design & Technical Services, LLC, JDS Energy & Mining Inc., and Resource Development Associates Inc., each a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) pursuant to the consent of such author.

PROSPECTUS

$100,000,000

Common Shares

Debt Securities

Warrants

Rights

Subscription Receipts

Units

International Tower Hill Mines Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, up to an aggregate initial offering price of $100,000,000 of any combination of the securities described in this prospectus (the foregoing, the “Securities”), either individually or in units. We may also offer common shares of the Company, no par value (the “Common Shares”), upon conversion of debt securities, upon the exercise of warrants or upon the exchange of subscription receipts.

We may sell the Securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such Securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. Each time we sell Securities we will provide a prospectus supplement that will contain specific information about the terms of the Securities we are offering and the specific manner in which we will offer the Securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our Securities. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

Our Common Shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “ITH” and on the NYSE American (“NYSE American”) under the symbol “THM.” On November 21, 2023, the last reported sale price of the Common Shares on the NYSE American was $0.35 per Common Share and on the TSX was C$0.46 per Common Share.

Investing in our Securities involves a high degree of risk. You should read “Risk Factors” beginning on page 1 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.” Before investing in the Securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “International Tower Hill Mines Ltd.,” “ITH,” the “Company,” “we,” “us” and “our” refer to International Tower Hill Mines Ltd., either alone or together with our subsidiaries as the context requires. When we refer to “shares” throughout this prospectus, we include all rights attaching to our Common Shares under any shareholder rights plan then in effect.

References in this prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell the Securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable, the number of Securities offered, the offering price and any other specific terms of the offering. A prospectus supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this prospectus.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to the Company or the Securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement or free writing prospectus.

Owning securities may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ithmines.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date hereof and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on October 17, 2023;

•	those portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 5, 2023, August 7, 2023 and November 8, 2023, respectively;

•	our Current Reports on Form 8-K as filed with the SEC on May 25, 2023 and June 22, 2023, to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

•	the description of our Common Shares contained in our Form 8-A filed on August 25, 2010, as updated by the description of our Common Shares filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 9, 2022, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

International Tower Hill Mines Ltd.

Attention: Corporate Secretary

200 Burrard Street, Suite 1570

Vancouver, British Columbia, Canada V6C 3L6

(604) 683-6332

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. Such forward-looking statements may include, but are not limited to, statements concerning:

•	the Company’s future cash requirements, the Company’s ability to meet its financial obligations as they come due, and the Company’s ability to raise the necessary funds to continue operations on acceptable terms, if at all;

•	the Company’s ability to carry forward and incorporate into future engineering studies of the Livengood Gold Project updated mine design, production schedule and recovery concepts identified during the optimization process;

•	the Company's potential to carry out an engineering phase that will evaluate and optimize the Livengood Gold Project’s configuration and capital and operating expenses, including determining the optimum scale for the Livengood Gold Project;

•	the Company’s strategies and objectives, both generally and specifically in respect of the Livengood Gold Project;

•	the Company’s belief that there are no known environmental issues that are anticipated to materially impact the Company’s ability to conduct mining operations at the Livengood Gold Project;

•	the potential for the expansion of the estimated mineral resources at the Livengood Gold Project;

•	the potential for a production decision concerning, and any production at, the Livengood Gold Project;

•	the sequence of decisions regarding the timing and costs of development programs with respect to, and the issuance of the necessary permits and authorizations required for, the Livengood Gold Project;

•	the Company’s estimates of the quality and quantity of the mineral resources at the Livengood Gold Project;

•	the timing and cost of any future exploration programs at the Livengood Gold Project, and the timing of the receipt of results therefrom;

•	the expected levels of overhead expenses at the Livengood Gold Project; and

•	future general business and economic conditions, including changes in the price of gold and the overall sentiment of the markets for public equity.

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	the demand for, and level and volatility of the price of, gold;

•	conditions in the financial markets generally, the overall sentiment of the markets for public equity, interest rates, currency rates, and the rate of inflation;

•	general business and economic conditions;

•	government regulation and proposed legislation (and changes thereto or interpretations thereof);

•	defects in title to claims, or the ability to obtain surface rights, either of which could affect the Company’s property rights and claims;

•	the Company’s ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Livengood Gold Project and other activities;

•	the Company’s ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Livengood Gold Project;

•	the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based;

•	the timing of the Company's ability to commence and complete planned work programs at the Livengood Gold Project;

•	the timing of the receipt of and the terms of the consents, permits and authorizations necessary to carry out exploration and development programs at the Livengood Gold Project and the Company’s ability to comply with such terms on a safe and cost-effective basis;

•	the ongoing relations of the Company with the lessors of its property interests and applicable regulatory agencies;

•	the metallurgy and recovery characteristics of samples from certain of the Company’s mineral properties and whether such characteristics are reflective of the deposit as a whole;

•	the continued development of and potential construction of any mine at the Livengood Gold Project property not requiring consents, approvals, authorizations or permits that are materially different from those identified by the Company; and

•	the risks set forth under the caption “Risk Factors” herein and in our most recent Annual Report on Form 10-K and our other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those discussed in Part I, Item 1A, Risk Factors of our most recent Annual Report on Form 10-K, which are incorporated herein by reference, as well as other factors described elsewhere in this prospectus and the Company’s other reports filed with the SEC.

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus.

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RISK FACTORS

An investment in our Securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the Securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition or results of operations could be harmed. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

ABOUT INTERNATIONAL TOWER HILL MINES LTD.

International Tower Hill Mines Ltd. is a mineral exploration company engaged in the acquisition and development of mineral properties. The Company currently holds or has the right to acquire interests in a development stage project in Alaska referred to as the “Livengood Gold Project” or the “Project”. The Company has not yet begun extraction of mineralization from the deposit or reached commercial production. The Company has a 100% interest in the Livengood Gold Project. As reported in the Technical Report Summary (the “TRS”) attached as Exhibit 96.1 to our most recent Annual Report on Form 10-K, as of December 31, 2022, the Project has a measured and indicated mineral resource, exclusive of mineral reserves, of 274.51 million tonnes at an average grade of 0.52 g/tonne (4.62 million ounces) based on a gold price of $1,650 per ounce, and proven and probable reserves of 430.1 million tonnes at an average grade of 0.65 g/tonne (9.0 million ounces) based on a gold price of $1,680 per ounce. A more complete description of the Livengood Gold Project, including detailed presentation of resources and reserves, and the current activities is set forth in Part I, Item 2, Properties and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our most recent Annual Report on Form 10-K, which is incorporated herein by reference.

Since early 2008, the Company’s primary focus has been the exploration and advancement of the Livengood Gold Project and the majority of its resources have been directed to that end. In August 2010, the Company undertook a corporate spin-out arrangement transaction whereby all of its mineral property interests other than the Project were spun out as an independent and separate company. Since the completion of that transaction, the sole mineral property held by the Company has been the Livengood Gold Project and the Company has focused exclusively on the ongoing exploration and potential development of the Livengood Gold Project.

The head office and principal executive address of ITH is located at 200 Granville Street, Suite 2710, Vancouver, British Columbia, Canada V6C 1S4, and its registered and records office is located at 745 Thurlow Street, Suite 2400, Vancouver, British Columbia, Canada V6E 0C5, and our telephone number is (604) 683-6332. Our website is located at www.ithmines.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.

We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing Securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES

Common Shares

The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of the Company, as amended and restated (the “Articles”), which are an exhibit to the registration statement of which this prospectus forms a part. We are incorporated in the Province of British Columbia, Canada and are subject to the Business Corporations Act (British Columbia).

Authorized Capital Shares

The Company’s share capital consists of an unlimited number of authorized Common Shares of which 195,885,531 are issued and outstanding as of November 15, 2023. The outstanding Common Shares are fully paid and nonassessable. No other classes of shares are currently authorized.

Voting Rights

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights. A simple majority of votes cast on a resolution is required to pass an ordinary resolution; however, if the resolution is a special resolution two-thirds of the votes cast on the special resolution are required to pass it.

Dividend Rights and Liquidation Rights

Holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company at its discretion from funds legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation.

Other Rights and Preferences

There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions.

Debt Securities

The debt securities will be our direct unsecured general obligations. The debt securities will be issued under an indenture which may be amended or supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees, if any;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the law that will govern the indenture and debt securities; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material Canadian and U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Governing Law

We anticipate that any indenture and supplemental indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Warrants

We may issue warrants for the purchase of Common Shares or debt securities in one or more series. We may issue warrants independently or together with other securities registered hereunder, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of Common Shares or debt securities purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Rights

We may issue rights to purchase our debt securities or Common Shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those rights and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Information Incorporated By Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for the underlying debt securities or Common Shares upon the exercise of the rights;

•	the number and terms of the underlying debt securities or Common Shares which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Common Shares” and “Debt Securities” above, will apply, as applicable, to any rights we offer.

Subscription Receipts

The Company may issue subscription receipts that may be exchanged for debt securities, Common Shares, or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedures for the exchange of the subscription receipts into debt securities, Common Shares or warrants;

•	the number of debt securities, Common Shares or warrants that may be exchanged upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	a discussion of material U.S. and Canadian federal income tax considerations; and

•	any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

Units

The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

               The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

               If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. and Canadian federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Limitations to Control due to Certain Provisions of Canadian and British Columbian Law and our Articles

Unless such offer is exempt from the take-over provisions under Canadian securities laws, an offer made by a person, or an offeror, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares (taking into account any securities owned by the offeror and its joint actors that are convertible into or exchangeable for shares within 60 days), would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to the take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including, amongst others, the Investment Canada Act (Canada) and the Competition Act (Canada).

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada and other applicable statutory regimes.

As well, under the Business Corporations Act (British Columbia), unless otherwise stated in the Articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing 66 2∕3% of those votes cast in respect of a shareholder vote addressing such matter. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include amongst others, resolutions: (i) removing a director prior to the expiry of his or her term; (ii) altering the Articles, (iii) approving an amalgamation; (iv) approving a plan of arrangement; and (v) providing for a sale of all or substantially all of our assets.

Considerations for Non-Resident Holders

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company or affecting the remittance of dividends, interest and other payments to non-residents, except that the Investment Canada Act (Canada) may require review and approval by the Minister of Industry (Canada) of certain acquisitions of “control” of the Company by a “non-Canadian.” See “Certain Canadian Federal Income Tax Considerations for U.S. Holders” and “Certain U.S. Federal Income Tax Considerations for U.S. Holders” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under Part II. Item 5. Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities for additional information.

DENOMINATIONS, REGISTRATION AND TRANSFER

Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

PLAN OF DISTRIBUTION

We are registering the Securities with an aggregate offering price not to exceed $100,000,000, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our Securities on the TSX, NYSE American, or any other exchange or market.

In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the Securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the Securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the purchase price of the Securities and the proceeds to be received from the sale; and

•	other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the Securities in compliance with the provisions of Regulation D under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any independent broker or dealer will comply with the rules promulgated by FINRA.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by McCarthy Tétrault LLP, Vancouver, British Columbia, Canada, with respect to Canadian law. Certain legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado, with respect to U.S. law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company included in the Annual Report on Form 10-K incorporated by reference in this prospectus have been so incorporated in reliance on the report of Davidson & Company LLP, Chartered Professional Accountants, Vancouver, British Columbia, Canada, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Information relating to the Company’s Livengood Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “S-K 1300 Technical Report Summary Pre-feasibility Study of the Livengood Gold Project” with an effective date of October 29, 2021 and an original signing date of February 23, 2022 and an amended signing date of October 13, 2023 prepared by BBA USA Inc., NewFields Mining Design & Technical Services, LLC, JDS Energy & Mining Inc., and Resource Development Associates Inc., each a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) pursuant to the consent of such author.

$60,000,000

International Tower Hill Mines Ltd.

Common Shares

Prospectus Supplement

Lead Bookrunning Manager

BMO Capital Markets

January      , 2026